Exhibit 10.1

VITAMIN SHOPPE, INC.

SECURITYHOLDERS AGREEMENT

WHEREAS, each of the parties hereto is a party to that certain AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT OF VS PARENT, INC. (the “Amended and Restated Securityholders Agreement”) which was made as of June 12, 2006, by and among (i) VS Parent, Inc., a Delaware corporation, (“Parent”) (ii) IPC/Vitamin, LLC, a Delaware limited liability company (f/k/a BSMB/Vitamin LLC) (“IPC”), (iii) FdG Capital Partners LLC, a Delaware limited liability company, and VSI Investments LLC, a Delaware limited liability company (collectively, “FdG”), (iv) Blackstone Mezzanine Partners L.P., a Delaware limited partnership (“Blackstone Partners”), (v) Blackstone Mezzanine Holdings, L.P., a Delaware limited partnership (“Blackstone Holdings” and together with Blackstone Partners, “Blackstone”), (vi) JP Morgan Partners Global Investors, L.P., a Delaware limited partnership, JP Morgan Partners Global Investors A, L.P., a Delaware limited partnership, JP Morgan Partners Global Investors Cayman, L.P., a Cayman limited partnership, JP Morgan Partners Global Investors Cayman II, L.P., a Cayman limited partnership and JPMP Co-Invest (BHCA), L.P., a Delaware limited partnership (collectively, the “Other Mezzanine Purchaser”), (vii) Antares Capital Corporation, a Delaware corporation (“Antares”), (viii) Jeffrey Horowitz (“Horowitz”) and the other members of the Horowitz Group, (ix) Thomas Tolworthy (“Tolworthy” and, together with each member of the Horowitz Group and any other employees of the Company or any of its Subsidiaries who hold Securityholder Shares, the “Management Holders”) and (x) each of the other Persons that from time to time sign a joinder to this Agreement (such Persons, the “Other Holders”). The IPC Holders, the FdG Holders, the Mezzanine Holders, the Antares Holders, the Management Holders and the Other Holders are collectively referred to as the “Securityholders” and individually as a “Securityholder.” Capitalized terms used herein are defined in Section 11;

WHEREAS, the Amended and Restated Securityholders Agreement replaced that certain Securityholders Agreement (the “Original Securityholders Agreement”) of VS Holdings, Inc. (as renamed Vitamin Shoppe, Inc. in connection with the Merger (defined below), “Holdings”), dated as of November 27, 2002 (the “Original Effective Date”), by and among each of Holdings and the Securityholders;

WHEREAS, as of the date hereof Parent merged with and into Holdings, with Holdings surviving the merger (the “Merger”) pursuant to Section 251 of the General Corporation Law of the State of Delaware. At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the stockholders of Parent, (a) each share of common stock of Parent issued and outstanding immediately prior to such Effective Time was converted into and become the right to receive 1.86108779953164 validly issued, fully paid and nonassessable share of common stock of Holdings with the substantially same rights and features as the common stock of Parent and (b) each share of preferred stock of Parent issued and outstanding immediately prior to such Effective Time was converted into and become the right to receive 1 validly issued, fully paid and nonassessable share of preferred stock of Holdings with the substantially same rights and features as the preferred stock of Parent;

WHEREAS, in connection with the Merger, as of the date hereof Holdings issued replacement warrants (the “Warrants”) to the holders of warrants of the Parent such that in exchange for the such Warrants such holders received Warrants to purchase securities of Holdings;

WHEREAS, in connection with the Merger, Holdings, by operation of law, assumed the obligations of Parent pursuant to the 2006 Amended and Restated Stock Option Plan of Parent and the 2009 Equity Incentive Plan, and the award agreements issued thereunder;

WHEREAS, in order to reflect and implement the above events that have taken place since the execution of the Original Securityholders Agreement and the Amended and Restated Securityholders Agreement, and in order to maintain the agreements between the parties in relation to their capital stock ownership, the parties signatory hereto, which are sufficient to effectuate such amendments in accordance with Section 10 of the Amended and Restated Securityholders Agreement, wish to enter into this securityholders agreement to substitute Holdings for Parent as the “Company” in this Agreement and to make such other conforming changes as are set forth herein (the “Agreement”).

NOW, THEREFORE, as of October 27, 2009, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Voting Agreement.

(a) Board of Directors. Each Securityholder hereby agrees that such Person shall vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and shall take all other reasonably necessary or desirable actions within such Person’s control (whether in such Person’s capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person, via telephone or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

(i) the following individuals shall be elected to the Board and caused to be continued in office:

(A) three representatives designated by the IPC Majority Holders (the “IPC Directors”);

(B) Horowitz, for so long as Horowitz serves as an executive officer of the Company (including chairman);

(C) Tolworthy, for so long as Tolworthy serves as an executive officer of the Company; and

(D) two individuals possessing relevant industry or operational expertise designated by the IPC Majority Holders (and who are reasonably acceptable to Horowitz (so long as Horowitz is a director of the Company));

and for so long as the Board is a Classified Board, the IPC Directors shall be elected to serve as Class A Directors and the remaining directors shall be elected to serve as Class B Directors;

(ii) the IPC Directors shall comprise a majority of the directors of the board of directors of each of the Company’s Subsidiaries (each, a “Sub Board”);

(iii) the composition of any committee of the Board or any Sub Board shall not exceed three members and (1) unless otherwise waived by the IPC Majority Holders, shall include at least one or more IPC Directors with a majority of the voting power of the directors on such committee and (2) for so long as he is a director, shall include Horowitz, unless waived by him, or the Board or such Sub Board desires to exclude officers from such committee;

(iv) a representative to the Board or a Sub Board designated by any Securityholder pursuant to the terms of this Section 1 may be removed from the Board or such Sub Board (with or without cause) only in accordance with the Company’s or such Subsidiary’s bylaws and only upon such Securityholder’s (or such Securityholders’) written request; provided that, nothing in this Agreement shall be construed to impair any rights that the Securityholders may have to remove any director for cause;

(v) in the event that any representative designated (or subject to approval) hereunder by any Securityholder (or Securityholders) ceases to serve as a member of the Board, a Sub Board or a committee during his or her term of office (whether due to resignation, removal or otherwise), the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated (and approved) by the Securityholder(s) originally entitled to designate (or approve) such director pursuant to Section 1(a)(i) or Section 1(a)(vii);

(vi) if any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 1, neither the Board nor the Securityholders may elect, and the Securityholders shall not vote to elect, any person to fill such vacant directorship without the prior written consent of the Securityholder(s) originally entitled to designate (or approve) such director pursuant to Section 1(a)(i) or Section 1(a)(vii);

(vii) the size of the Board and, if the Board is then a Classified Board, the numbers of Class A Directors and Class B Directors shall be increased at the election of the IPC Majority Holders and the individuals designated by the IPC Majority Holders shall be elected to the Board and caused to be continued in office to fill the vacancies created thereby; and

(viii) the bylaws of the Company and of each of the Company’s Subsidiaries shall provide that, except as otherwise provided by law, no quorum shall exist at any meeting of the Board or any Sub Board unless directors having a majority of the voting power of such board of directors (including, so long as the Board is a Classified Board, at least one Class A Director) are present at such meeting.

(b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof.

(c) If, at any time prior to a Qualified Public Offering, Horowitz’s employment with the Company and its Subsidiaries is or has been terminated under Section 5(C) of the Horowitz Employment Agreement, then until the earlier of (i) the consummation of a Qualified Public Offering, and (ii) the date on which the Horowitz Group ceases to own at least 75% (based on his Original Cost) of the Horowitz Shares and at least 50% (based on his Original Cost) of the Common Stock issued to the Horowitz Group on the Original Effective Date, Horowitz shall have the right to attend meetings of the Board as a non-voting observer and to receive at the same time and in the same manner copies of all written materials (including copies of meeting minutes) given to directors in connection with such meetings (and if the Company proposes to act by written consent the Company shall provide Horowitz at the same time and in the same manner with copies of all written materials given to directors in connection with such action); provided, however, that the Company may exclude Horowitz from access to any material or meeting or portion thereof (other than quarterly and annual financial information provided to senior creditors of the Company for borrowed money) if the Company believes that such exclusion is necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Horowitz agrees to hold in confidence and trust and to act in a manner that is not adverse to the interests of the Company with respect to all information provided to him pursuant to this Section 1(c). The rights set forth in this Section 1(c) are personal to Horowitz and may not be exercised by, or transferred to, any other Person.

(d) From and after the Original Effective Date until the earlier of (i) the consummation of a Qualified Public Offering, and (ii) the date on which the FdG Group ceases to own at least 5/7ths of the FdG Shares originally issued to the FdG Group (based on their Original Cost, but excluding for purposes of this calculation any Series A Preferred Stock Transferred in a Preferred Stock Sale pursuant to Section 4), then at all times prior to a Qualified Public Offering, FdG shall have the right, at its option, to receive copies of all written materials (including copies of meeting minutes) given to directors in connection with such meetings (and if the Company proposes to act by written consent the Company shall provide FdG with copies of all written materials given to directors in connection with such action); provided, however, that the Company may exclude FdG from access to any material (other than quarterly and annual financial information provided to senior creditors of the Company for borrowed money) if the Company believes that such exclusion is necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. FdG agrees to hold in confidence and trust and to act in a manner that is not adverse to the interests of the Company with respect to all information provided to FdG pursuant to this Section 1(d). The rights set forth in this Section 1(d) are personal to FdG and may not be exercised by, or transferred to, any other Person.

(e) [RESERVED].

(f) Termination. Notwithstanding anything in this Agreement to the contrary, Section 1 of this Agreement shall terminate at such time as the IPC Group cease to own at least 25% of the Securityholder Shares held by the IPC Group as of the date hereof (determined by reference to their Original Cost).

2. Representations and Warranties. Each Securityholder represents and warrants to the Company and each other Securityholder that (a) immediately following the Original Effective Time and June 12, 2006, such Securityholder was the record owner of the number of Securityholder Shares set forth opposite such Securityholder’s name on the Schedule of Investors attached to the Original Securityholders Agreement or the Amended and Restated Securityholders Agreement, respectively; (b) this Agreement has been duly authorized, executed and delivered by such Securityholder and constitutes the valid and binding obligation of such Securityholder, enforceable in accordance with its terms; and (c) such Securityholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Securityholder Shares, in its capacity as such, shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement, it being understood and agreed that nothing in this Agreement shall impair or otherwise affect the right of any holder of Mezzanine Debt Securities to vote or otherwise act in respect of such Mezzanine Debt Securities.

3. Restrictions on Transfer of Securityholder Shares.

(a) Transfer of Securityholder Shares.

(i) Subject to the following two sentences, no holder of Management Shares may Transfer any interest in such holder’s Management Shares other than (1) in connection with a Qualified Public Offering or (2) pursuant to Section 3(c), Section 3(d), Section 4, or Section 5 (a “Management Exempt Transfer”). On and after the fifth anniversary of the Original Effective Date, or earlier if the transfer restrictions lapse in accordance with the following sentence, a holder of Management Shares may Transfer any interest in such holder’s Management Shares in a Management Exempt Transfer or in any Transfer that otherwise complies with the provisions of this Section 3 (including Section 3(b) hereof), provided that such holder (other than Tolworthy or a member of the Horowitz Group) first obtains the consent of IPC (such consent not to be unreasonably withheld, conditioned or delayed); and provided further that no member of the Horowitz Group or Tolworthy, respectively, Transfers any Management Shares to a person engaged in a Competitive Business or to a Distressed Fund. Notwithstanding the foregoing, if either (1) Horowitz’s or Tolworthy’s employment is or was terminated by the Company under Section 5(C) of the Horowitz Employment Agreement and the Tolworthy Employment Agreement, respectively, prior to the fifth anniversary of the Original Effective Date, or (2) if (A) either Horowitz or Tolworthy voluntarily resigns or resigned after the second anniversary of the Original Effective Date (but in the case of Horowitz, only if Tolworthy is still employed by the Company in an executive capacity and in the case of Tolworthy, only if Horowitz is still employed by the Company in an executive capacity (unless Horowitz is Chairman and holds no other executive title)) and (B) at the time of such resignation, the Company and its Subsidiaries are or were not in default or at substantial risk of immediately thereafter being in default under any agreement or instrument evidencing, governing or relating to indebtedness for borrowed money of the Company or its Subsidiaries, then the transfer restrictions with respect to the Management Shares held by such terminated or resigning person and his Permitted Transferees set forth in the first sentence of this Section 3(a)(i) shall lapse immediately. If the transfer restrictions lapse as the result of an event specified in (1) or (2) of the preceding sentence and at such time the Company has not consummated a Qualified Public Offering, the Company shall (subject to the right of first offer in favor of the Company and IPC set forth in Section 3(b)) use all commercially reasonable efforts to assist that Person in selling Management Shares in a private placement to an institutional investor that is a “qualified institutional buyer” under Rule 144A promulgated under the Securities Act and is otherwise reasonably acceptable to the Company, which institutional investor shall be required to enter into a confidentiality agreement with the Company on terms reasonably satisfactory to the Company. The Company’s efforts to assist in such a sale are limited to those activities reasonably necessary to allow the Transfer to comply with Rule 144A promulgated under the Securities Act and include, but are not limited to, providing financial and operating information and access to management and the Company’s records (subject to the confidentiality arrangements specified in the preceding sentence). No holder of Management Shares may pledge, hypothecate, grant a security interest in, or otherwise encumber such Management Shares except in favor of the Company to secure obligations to the Company.

(ii) Until the seventh anniversary of the Original Effective Date, no holder of any FdG Shares or Mezzanine Shares may Transfer any interest in such holder’s Securityholder Shares (other than (1) in connection with a Qualified Public Offering, or (2) pursuant to Section 3(c), Section 3(d), Section 4 or Section 5) unless (1) (x) if such holder desires to Transfer $2,500,000 or more of Securityholders Shares (based on their Original Cost) or (y) if such holder holds less than $2,500,000 of Securityholder Shares (based on their Original Cost), all Securityholder Shares held by such holder, such holder first obtains the consent of IPC (such consent not to be unreasonably withheld, conditioned or delayed) or (2) if such holder desires to Transfer less than $2,500,000 of Securityholder Shares (based on their Original Cost) and less than all Securityholder Shares held by such holder, such holder first obtains the consent of IPC (which may be given or withheld in the sole discretion of IPC), and in either case such holder otherwise complies with the provisions of this Section 3.

(iii) [RESERVED].

(iv) Until the seventh anniversary of the Original Effective Date, no holder of any Antares Shares may Transfer any interest in such holder’s Securityholder Shares other than (1) in connection with a Qualified Public Offering, or (2) pursuant to Section 3(c), Section 3(d), Section 4 or Section 5, unless in either case such holder first obtains the consent of IPC (such consent not to be unreasonably withheld, conditioned or delayed).

(b) Right of First Offer.

(i) Any holder of Securityholder Shares (a “Transferring Holder”) that proposes to Transfer Securityholder Shares (other than a Transfer of IPC Shares, a Transfer pursuant to Section 3(c), Section 3(d), Section 4 or Section 5, or a Transfer by any Mezzanine Holder pursuant to Section 3(a)(iii)), shall deliver a written notice (an “Offer Notice”) (1) to the Company and (2) to IPC on behalf of the IPC Holders (for purposes of this Section 3(b) the IPC Holders are referred to as the “Offerees”) at least 30 days prior to making such Transfer (such 30-day period, the “Election Period”). The Offer Notice shall disclose in reasonable detail the proposed number and type of Securityholder Shares to be Transferred, the proposed terms and conditions of the Transfer and the identity of the prospective Transferee(s) (if known). The Company may elect to purchase all or any portion of the Securityholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Holder and the Offerees as soon as practical but in any event within ten days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Securityholder Shares within such ten-day period, the Offerees may elect to purchase all of the Securityholder Shares specified in the Offer Notice which the Company has not elected to purchase at the price and on the terms specified therein by delivering written notice of such election to the Transferring Holder and to the Company as soon as practical but in any event within 25 days after delivery of the Offer Notice. Any Securityholder Shares not elected to be purchased by the end of such 25-day period shall be reoffered for the five-day period prior to the expiration of the Election Period by the Transferring Holder to the Company. If the Company or any Offerees have elected to purchase all of the Securityholder Shares from the Transferring Holder, the Transfer of such Securityholder Shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Holder, but in any event within 30 days after the expiration of the Election Period.

(ii) If the Company and the Offerees have not elected to purchase all of the Securityholder Shares being offered, the Transferring Holder may, within 180 days after the expiration of the Election Period and subject to the other provisions of Section 3, Transfer the Securityholder Shares to one or more third parties at a price no less than the price per share specified in the Offer Notice and on other terms that are not more favorable in the aggregate to the Transferees thereof than those that were offered to the Company and the Offerees in the Offer Notice unless the Transferring Holder shall first have delivered a second notice setting forth such more favorable terms (the “Amended Offer Notice”) to the Company and each Securityholder. If the Transferring Holder delivers an Amended Offer Notice, the Company and each Securityholder may elect to acquire all of the Securityholder Shares specified in the Amended Offer Notice by delivering written notice to the Transferring Holder not later than the later of (1) 30 days after delivery of the Offer Notice or (2) five Business Days after delivery of the Amended Offer Notice. Any Securityholder Shares not Transferred within such 180-day period must be reoffered to the Company and the Offerees pursuant to this Section 3(b) prior to any subsequent Transfer. The Offer Notice may specify whether the purchase price shall be payable solely in cash at the closing of the transaction or in installments over time.

(iii) The Company shall cooperate with a Transferring Holder in selling the Securityholder Shares in a private placement to an institutional investor that is a “qualified institutional buyer” under Rule 144A promulgated under the Securities Act to the extent that such prospective institutional investor is reasonably acceptable to the Company and enters into a confidentiality agreement with the Company on terms reasonably satisfactory to the Company. The Company’s obligation to cooperate in such a sale is limited to those activities reasonably necessary to allow the Transfer to comply with Rule 144A promulgated under the Securities Act and include, but are not limited to, providing financial and operating information and access to management and the Company’s records (subject to the confidentiality arrangements specified in the preceding sentence).

(c) Co-Sale Rights.

(i) Any IPC Holder (the “Section 3(c) Transferring Securityholder”) that proposes to Transfer any IPC Shares (other than in a Transfer of Excluded Securities, or a Transfer pursuant to Section 3(d), Section 4 or Section 5) (1) within six months following the Original Effective Date, IPC Shares (together with other IPC Shares Transferred under this Section 3(c)(i)(1)) representing in excess of 15% of the Securityholder Shares held by to the IPC Group in the aggregate as of the date hereof (determined by reference to their Original Cost) or (2) at any time after six months following the Original Effective Date, any IPC Shares, shall deliver a written notice (the “Sale Notice”) shall deliver a written notice (the “Sale Notice”) to the Company and each other Securityholder (the “Participation Securityholders”) at least 30 days prior to making such Transfer, specifying in reasonable detail the identity of the prospective Transferee(s), the number and type of shares to be Transferred and the terms and conditions of the Transfer. Each Participation Securityholder may elect to participate in the contemplated Transfer at the same price per share and on the same terms and conditions by delivering written notice to the Section 3(c) Transferring Securityholder within 20 days after delivery of the Sale Notice, which notice shall become irrevocable after the expiration of such 20-day period and shall specify the number of Securityholder Shares that such Participation Securityholder desires to include in such proposed Transfer; provided that each Participation Securityholder shall be required, as a condition to being permitted to sell Securityholder Shares pursuant to this Section 3(c), to elect to sell Securityholder Shares of the same type and class and in the same relative proportions (which proportions shall be determined on a share for share basis) as the Securityholder Shares being Transferred by the Section 3(c) Transferring Securityholder. If none of the Participation Securityholders gives such notice prior to the expiration of the 20-day period for giving such notice, then the Section 3(c) Transferring Securityholders may Transfer Securityholder Shares to any Person at a price no greater, and on other terms and conditions that are not more favorable in the aggregate to the Section 3(c) Transferring Securityholder than those set forth in the Sale Notice at any time within 180 days after expiration of such 20-day period for giving notice. Any such Securityholder Shares not Transferred by the Section 3(c) Transferring Securityholder during such 180-day period shall again be subject to the provisions of this Section 3(c) upon subsequent Transfer. If any Participation Securityholders have elected to participate in such Transfer, the Participation Securityholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms as the Section 3(c) Transferring Securityholder, a portion of the total number of each class of Securityholder Shares to be sold in the Transfer, to be calculated according to the following formula: Number of Securityholder Shares of such class that a participating Participation Securityholder may sell equals the total number of Securityholder Shares of such class to be sold in the Transfer, multiplied by a fraction (1) the numerator of which is the number of Securityholder Shares of such class owned by such Participation Securityholder, and (2) the denominator of which is the number of Securityholder Shares of such class owned, in the aggregate, by the Section 3(c) Transferring Securityholder and all participating Participation Securityholders.

(ii) Notwithstanding anything to the contrary herein, the Section 3(c) Transferring Securityholder shall not consummate the Transfer contemplated by the Sale Notice at a price greater or on other terms more favorable in the aggregate to it than those set forth in the Sale Notice (including, without limitation, as to price per share or form of consideration to be received) unless the Section 3(c) Transferring Securityholder shall first have delivered a second notice setting forth such more favorable terms (the “Amended Sale Notice”) to each Participation Securityholder who had not elected to participate in the contemplated Transfer. Each Participation Securityholder receiving an Amended Sale Notice may elect to participate in the contemplated Transfer on such amended terms by delivering written notice to the Section 3(c) Transferring Securityholder not later than the later of (1) 20 days after delivery of the Sale Notice or (2) five Business Days after delivery of the Amended Sale Notice.

(iii) No Section 3(c) Transferring Securityholder shall Transfer any of its Securityholder Shares to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of the electing Participation Securityholders, unless the Section 3(c) Transferring Securityholder acquires from each electing Participation Securityholder the number of Securityholder Shares such electing Participation Securityholder would have been entitled to transfer to the prospective Transferee (or, if less, the number of Securityholder Shares that such Participation Securityholder requested to Transfer to such Transferee) for cash at the same price per share paid by the Transferee. If the Transfer pursuant to this Section 3(c) is actually consummated, each Securityholder Transferring Securityholder Shares pursuant to this Section 3(c) shall pay its own costs of any sale and a pro rata share (based on the relative consideration to be received in respect of the Securityholder Shares to be sold) of the expenses incurred by the Securityholders (to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Transferee). Each Securityholder Transferring Securityholder Shares pursuant to this Section 3(c) shall be obligated to make the same representations, warranties, covenants, and agreements and to join on a pro rata basis (based on the relative consideration to be received in respect of the Securityholder Shares to be sold) in any indemnification or other obligations that the Section 3(c) Transferring Securityholder agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Securityholder such as indemnification with respect to representations and warranties given by a Securityholder regarding such Securityholder’s title to and ownership of such Securityholder’s Securityholder Shares).

(iv) No Securityholder Shares that have been Transferred in a Transfer pursuant to the provisions of Section 3(c) (“Excluded Securities”) shall be subject again to the restrictions set forth in this Section 3(c), nor shall any Securityholder holding Excluded Securities be entitled to exercise any rights as a Participation Securityholder under this Section 3(c) with respect to such Excluded Securities, and no Excluded Securities held by a Securityholder shall be counted in determining the respective participation rights of the Section 3(c) Transferring Securityholder and the Participation Securityholders in a Transfer subject to Section 3(c).

(d) Permitted Transfers. The restrictions set forth in this Section 3 shall not apply with respect to any Transfer of Securityholder Shares by any Securityholder (i) in the case of any Securityholder who is a natural person or a grantor retained annuity trust, pursuant to applicable laws of descent and distribution or to or among members of such Securityholder’s or grantor’s Family (provided that in the case of a Transfer by a Management Holder to a member of his Family (other than a member of his Family that is also a Management Holder on the date of this Agreement), such Management Holder retains the right to vote and direct the disposition of such Securityholder Shares); (ii) (1) by any IPC Holder to any member of the IPC Group, (2) by any FdG Holder to any member of the FdG Group, (3) by any Blackstone Holder to any of the Blackstone Entities, (4) by any Mezzanine Holder to any of its Affiliates and (5) by any Antares Holder to any of its Affiliates (Transferees under (i) and (ii) are collectively referred to herein as “Permitted Transferees”), (iii) pursuant to Section 3(a)(iii), Section 4 or Section 5, (iv) pursuant to a pledge of Management Shares to the Company to secure an obligation to the Company and any Transfer of such Management Shares to the Company in partial or complete satisfaction of such obligation, or (v) any Transfer of Management Shares in accordance with the provisions of any agreement or arrangement approved by the Board.

(e) Transferees Bound by Agreement. Prior to Transferring any Securityholder Shares (other than pursuant to a Public Sale or a Company Sale) to any Person, except as otherwise specifically set forth in this Agreement, the transferring holders of Securityholder Shares shall cause the prospective transferee to be bound by this Agreement to the same extent as such transferring holders and to execute and deliver to the Company and the holders of Securityholder Shares a counterpart of this Agreement which evidences such agreement. The Company shall have the right to require, as a condition to any Transfer, receipt of an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act. In addition, any prospective Transferee of Management Shares held by Tolworthy shall deliver a written agreement (reasonably acceptable to the Company) of the prospective Transferee to be bound by the restrictions set forth in Section 4 of the Tolworthy Employment Agreement (to the extent such restrictions are applicable to the Management Shares being transferred).

(f) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securityholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not register the Transfer of such Securityholder Shares on its books or treat any purported Transferee of such Securityholder Shares as the owner of such Securityholder Shares for any purpose.

(g) Termination of Restrictions. The restrictions on the Transfer of Securityholder Shares set forth in this Section 3 shall continue with respect to each Securityholder Share until the earliest of (i) in the case of any Securityholder Share, the date on which such Securityholder Share has been Transferred in a Public Sale, (ii) in the case of all Securityholder Shares, the consummation of a Company Sale, (iii) in the case of Securityholder Shares subject to the restrictions imposed under Section 3(a) or Section 3(b), the consummation of a Qualified Public Offering, and (iv) in the case of Securityholder Shares subject to the restrictions imposed under Section 3(c), the later of the consummation of a Qualified Public Offering and termination of Section 4.

4. Take-Along Rights.

(a) If the IPC Majority Holders elect to consummate, or to cause the Company to consummate, a transaction constituting a Company Sale, or the IPC Majority Holders elect to consummate a transaction constituting a Preferred Stock Sale, then, in either case, the IPC Majority Holders shall notify the Company and the other Securityholders in writing at least 30 days prior to the consummation of such transaction of their election to exercise their rights under this Section 4. If the IPC Majority Holders deliver such notice, then, subject to this Section 4(a), the other Securityholders shall vote for, consent to, and raise no objections to the proposed transaction, and the Securityholders (including the IPC Holders) and the Company shall take all other actions necessary to cause the consummation of such Company Sale or Preferred Stock Sale on the terms proposed by the IPC Majority Holders. Without limiting the foregoing, (i) if the proposed Company Sale is structured as a sale of assets or a merger or consolidation, each Securityholder shall vote or cause to be voted all Securityholder Shares that such Securityholder holds or with respect to which such Securityholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and shall waive any dissenter’s rights, appraisal rights or similar rights which such Securityholder may have in connection therewith, (ii) if the proposed Company Sale is structured as or involves a sale or redemption of Securityholder Shares, the Securityholders shall agree to sell their pro rata share of Securityholder Shares being sold in such Company Sale on the terms and conditions approved by and applicable to the IPC Majority Holders, and such Securityholders shall execute all documents reasonably required to effectuate such Company Sale and approved by the IPC Majority Holders in connection with such Company Sale, (iii) with respect to a Preferred Stock Sale, the Securityholders shall agree to sell their pro rata share of Series A Preferred Stock being sold or redeemed in such Preferred Stock Sale on the terms and conditions approved by the IPC Majority Holders, and such Securityholders shall execute all documents required to effectuate such Preferred Stock Sale and approved by, and applicable to, the IPC Majority Holders in connection with such Preferred Stock Sale; provided that as a condition to consummating the Preferred Stock Sale, the Certificate of Incorporation shall be amended to eliminate the rights of the holders of Series A Preferred Stock to elect the Class A Directors, (iv) each Demand Holder and Management Holder shall be obligated to provide the same representations, warranties, covenants and agreements that the IPC Majority Holders agree to provide in connection with such Company Sale or Preferred Stock Sale (except that each Securityholder shall be obligated to provide any such obligations that relate specifically to a particular Securityholder such as representations and warranties given by a Securityholder regarding such Securityholder’s title to and ownership of such Securityholder’s Securityholder Shares), and (v) each Securityholder shall be obligated to join on a pro rata basis (based on the relative consideration to be received by each such Securityholder) in any indemnification or other obligations that the IPC Majority Holders agree to provide in connection with such Company Sale or Preferred Stock Sale (other than any such obligations that relate specifically to a particular Securityholder such as indemnification with respect to representations and warranties given by a Securityholder regarding such Securityholder’s title to and ownership of such Securityholder’s Securityholder Shares); provided that the indemnification obligation of each Securityholder shall not exceed the aggregate consideration to be received by such Securityholder.

(b) The obligations of the Securityholders with respect to the Company Sale are subject to the condition that upon the consummation of the Company Sale, all of the holders of a particular class or series of Securityholder Shares shall receive the same form and amount of consideration per share (including that received by the IPC Majority Holders) or if any holders of a particular class or series of Securityholder Shares are given an option as to the form and amount of consideration to be received, all holders of such class or series shall be given the same option (including that given to the IPC Majority Holders). The obligations of the Securityholders with respect to the Preferred Stock Sale are subject to the condition that upon the consummation of the Preferred Stock Sale, all of the holders of the Series A Preferred Stock shall receive the same form and amount of consideration per share or if any holders of Series A Preferred Stock are given an option as to the form and amount of consideration to be received, all holders of Series A Preferred Stock shall be given the same option. In addition, the Company shall have the right to require that all holders of then currently exercisable rights to acquire a particular class or series of Securityholder Shares shall be given an opportunity, at the Securityholder’s option, to either (i) exercise such rights prior to the consummation of the Company Sale and participate in such sale as holders of such Securityholder Shares or (ii) upon the consummation of the Company Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share or amount of Securityholder Shares received by the holders of such type and class of Securityholder Shares in connection with the Company Sale less the exercise price per share or amount of such rights to acquire such Securityholder Shares by (2) the number of shares or aggregate amount of Securityholder Shares represented by such rights.

(c) If a Company Sale or Preferred Stock Sale is consummated, then each Securityholder shall bear such Person’s pro rata share (based upon the relative amount of consideration received by such Securityholder) of the costs of any sale of Securityholder Shares pursuant to a Company Sale or a Preferred Stock Sale to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Securityholder for such Person’s sole benefit shall not be considered costs of the transaction hereunder. In the event that any transaction that the Company or a IPC Holder, as applicable, elects to consummate or cause to be consummated pursuant to this Section 4 is not consummated for any reason, the Company shall reimburse the IPC Holders for all actual and reasonable expenses paid or incurred by the IPC Holders in connection therewith.

(d) The rights granted in this Section 4 shall terminate on the later of the consummation of a Qualified Public Offering and the date on which the Securityholder Shares cease to represent at least 40% of all Common Stock including Common Stock Equivalents of the Company.

5. Registration Rights.

5A. Demand Registrations.

(a) Subject to the provisions of this Section 5 (including the restrictions set forth in Section 5A(d)), each of the Requesting Holders shall have the right (the “Demand Right”) to request registration under the Securities Act of all or any portion of the Registrable Securities held by such Requesting Holder(s) by delivering a written notice to the principal business office of the Company, which notice identifies the Requesting Holders and specifies the number of Registrable Securities to be included in such registration (the “Registration Request”). The Company shall give prompt written notice of such Registration Request (the “Registration Notice”) to all other holders of Registrable Securities and shall thereupon use its best efforts to effect the registration (a “Demand Registration”) under the Securities Act on any form available to the Company of:

(i) the Registrable Securities requested to be registered by the Requesting Holder and all other Registrable Securities which the Company has received a written request to register within 15 days after the Registration Notice is given;

(ii) any securities of the Company proposed to be included in such registration by the Company for its own account; and

(iii) any Common Stock of the Company proposed to be included in such registration by the holders of any registration rights granted other than pursuant to this Agreement (“Other Registration Rights”).

(b) A registration undertaken by the Company at the request of the Requesting Holder shall not count as a Demand Registration for purposes of Section 5A(d):

(i) if, pursuant to the Demand Right, the Requesting Holders fail to register and sell at least 85% of the Registrable Securities requested to be included in such registration by them; or

(ii) if the Requesting Holders withdraw a Registration Request (1) upon the determination of the Board to postpone the filing or effectiveness of a Registration Statement pursuant to Section 5A(d) or (2) upon the recommendation of the managing underwriter of such offering due to discovery of a material adverse development regarding the Company or its Subsidiaries or general adverse economic or market conditions which, in such underwriter’s opinion and in either case, are reasonably likely to materially and adversely affect the price that could be obtained for such securities or the marketability thereof (provided that the right of the Requesting Holders to withdraw a Registration Request pursuant to this clause (2) for general adverse economic or market conditions may be exercised only once for each Requesting Holder).

(c) If the sole or managing underwriter of a Demand Registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering, or the marketability of such securities, then the Company shall include in such registration in the following order of priority:

(i) first, the greatest number of Registrable Securities proposed to be registered which in the opinion of such underwriters can be so sold, such amount to be allocated ratably among each Demand Holder based on the amount of Registrable Securities held by each such Demand Holder (or, if any Demand Holder does not request to include its ratable share, such excess shall be allocated ratably among those Requesting Holders requesting to include more than their allocable share);

(ii) second, after all of the Registrable Securities that the Demand Holders propose to register, the greatest number of Registrable Securities proposed to be registered by Securityholders (other than Demand Holders) which in the opinion of such underwriters can be so sold, such amount to be allocated ratably among such Securityholders based on the amount of Registrable Securities held by each such Securityholder (or, if any Securityholder does not request to include its ratable share, such excess shall be allocated ratably among those Securityholders requesting to include more than their allocable share);

(iii) third, after all Registrable Securities that the Demand Holders and Securityholders propose to register, the greatest number of securities proposed to be registered by Persons with Other Registration Rights which in the opinion of such underwriters can be so sold, such amount to be allocated ratably among the respective holders thereof based on the amount of securities held by each such holder (or, if any holder does not request to include its ratable share, such excess shall be allocated ratably among those holders requesting to include more than their allocable share); and

(iv) fourth, after all securities that the Demand Holders, Securityholders and the Persons with Other Registration Rights propose to register, the greatest number of securities proposed to be registered by the Company for its own account, which in the opinion of such underwriters can be so sold; provided, however, that the Company shall have the right (the “Priority Right”) to receive priority over all holders of Registrable Securities and Persons with Other Registration Rights (other than Requesting Holders) in any Demand Registration to be effected under this Section 5A with respect to securities that the Company proposes to include in such registration for its own account by giving written notice of its election to exercise such Priority Right to the Requesting Holders; and thereafter, priority will be as set forth in (i)-(iii) above.

(d) The Company shall be obligated to effect (i) a maximum of four Demand Registrations on Form S-1 or Form S-2 (or similar long-form registration forms) and an unlimited number of registrations on Form S-3 (or similar short-form registration forms) for the IPC Holders, (ii) a maximum of one Demand Registration for the Mezzanine Holders, (iii) a maximum of one Demand Registration for the FdG Holders, and (iv) a maximum of one Demand

Registration for the Horowitz Holders. Any Demand Registration requested must be for a firmly underwritten public offering (to be managed by an underwriter or underwriters of recognized national standing selected by the Requesting Holders and reasonably acceptable to the Company). The Company shall not be obligated to effect any Demand Registration within a period of six months after the effective date of any previous Registration Statement. The Company shall not be obligated to effect any Demand Registration if it reasonably believes that the aggregate sales price of all securities proposed to be included in such Demand Registration will not equal or exceed $5 million (or $2 million if such Demand Holder exercises its Demand Right with respect to all remaining Registrable Securities held by such Demand Holder) if such registration is effected on Form S-3 (or any successor form) or $20 million if such registration is effected on any other form. The Company shall not be obligated to effect the Demand Registration of the Mezzanine Holders, the FdG Holders or the Horowitz Holders, as the case may be, until the date that is one year following the consummation of the Company’s Qualified Public Offering. The rights of the Mezzanine Holders, the FdG Holders or the Horowitz Holders shall not be exercisable (i) prior to the first anniversary of a Qualified Public Offering and (ii) at any time when (1) the Blackstone Holders, the FdG Holders or the Horowitz Holders, as applicable, owns less than 2% of the Company’s Common Stock (on a fully-diluted basis taking into account all Common Stock Equivalents) and (2) the Registrable Securities held by the Blackstone Holders, the FdG Holders or the Horowitz Holders, as applicable, are saleable to the public pursuant to Rule 144, without regard to any volume limitations, adopted under the Securities Act. The Company may defer not more than two times for a period not to exceed 90 days in the aggregate during any 12-month period from each receipt of the request to file a Registration Statement for a Demand Registration if the Board in good faith determines that such Demand Registration might reasonably be expected to have a materially adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other material transactions; provided that in such event, the Requesting Holders shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as a Demand Registration.

(e) In connection with any Demand Registration pursuant to this Section 5A, each party to this Agreement shall vote, or cause to be voted, all securities of the Company over which it has the power to vote or direct the voting to effect any stock split which, in the opinion of the sole or managing underwriter, is necessary to facilitate the effectiveness of such Demand Registration.

5B. Incidental Registration.

(a) At any time the Company proposes or is required to register any shares of Common Stock under the Securities Act (other than in connection with a business acquisition or combination or an employee benefit plan), whether in connection with a primary or secondary offering, the Company shall give written notice to each holder of Registrable Securities at least 20 days prior to the initial filing of such Registration Statement with the SEC of the Company’s intent to file such Registration Statement and of such holder’s rights under this Section 5B. Upon the written request of any holder of Registrable Securities made within 10 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company shall use its reasonable best efforts to effect the registration (an “Incidental Registration”) under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Incidental Registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 5B in connection with such registration (but not from its obligation to pay the expenses incurred in connection therewith), and (ii) in the case of a determination to delay registration, the Company shall be permitted to delay registering any Registrable Securities under this Section 5B during the period that the registration of such other securities is delayed.

(b) If the sole or managing underwriter of an Incidental Registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability of such securities, then the Company shall include in such Incidental Registration the Registrable Securities and other securities of the Company in the following order of priority:

(i) first, the greatest number of securities of the Company proposed to be included in such registration by the Company for its own account, which in the opinion of such underwriters can be so sold;

(ii) second, after all of the securities that the Company proposes to register, the greatest number of Registrable Securities proposed to be registered by Securityholders which in the opinion of such underwriters can be so sold, such amount to be allocated ratably among the Securityholders based on the amount of Registrable Securities held by each such Securityholder (or, if any Securityholder does not request to include its ratable share, such excess shall be allocated ratably among those Securityholders requesting to include more than their allocable share); and

(iii) third, after all securities that the Company and Securityholders propose to register, the greatest number of securities held by Persons with Other Registration Rights requested to be registered by the holders thereof which in the opinion of such underwriters can be so sold, such amount to be allocated ratably among the respective holders thereof based on the amount of securities held by each such holder (or, if any holder does not request to include its ratable share, such excess shall be allocated ratably among those holders requesting to include more than their allocable share).

5C. Holdback Agreements.

(a) Each holder of Securityholder Shares agrees not to effect any Public Sale of any Securityholder Shares or of any other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such stock or securities, during the period beginning seven days prior to, and ending 180 days after (or for such shorter period as to which the managing underwriter(s) may agree), the date of the underwriting agreement of each underwritten offering made pursuant to a Registration Statement other than Registrable Securities sold pursuant to such underwritten offering.

(b) The Company agrees not to effect any public sale or distribution of its equity securities (or any securities convertible into or exchangeable or exercisable for such securities) during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration (or for such shorter period as to which the managing underwriter or underwriters may agree), except as part of such Demand Registration or in connection with any employee benefit or similar plan, any dividend reinvestment plan, or a business acquisition or combination and to use all reasonable efforts to cause each holder of at least 5% (on a fully-diluted basis) of its equity securities (or any securities convertible into or exchangeable or exercisable for such securities) which are or may be purchased from the Company at any time after the date of this Agreement (other than in a registered offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such underwritten offering, if otherwise permitted).

5D. Registration Procedures. In connection with the registration of any Registrable Securities, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement or Registration Statements on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method of distribution thereof, and use its best efforts to cause each such Registration Statement to become effective;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period ending on the earlier of (i) 90 days from the effective date and (ii) such time as all of such securities have been disposed of in accordance with the intended method of disposition thereof; cause the related prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented;

(c) notify each holder of Registrable Securities promptly (but in any event within two Business Days), and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order (or threat of such issuance of a stop order) suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities the Company becomes aware that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5D(j) cease to be true and correct in all material respects, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, and (v) if the Company becomes aware of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d) use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(e) furnish, upon request, to each holder of Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, without charge, one original copy and such number of conformed copies of the registration statement and any post-effective amendment thereto, and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the Public Offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

(f) if requested by the managing underwriter or underwriters or any holder of Registrable Securities to be included in such Registration in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(g) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities to be included in such Registration and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates

(not bearing any restrictive legends including, without limitation, those set forth in Section 8) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

(h) prior to any public offering of Registrable Securities, to use its best efforts to register or qualify, and cooperate with each holder of Registrable Securities, the underwriters (if any), the sales agents, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any holder of Registrable Securities or the managing underwriters reasonably request in writing; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5D(h), (ii) subject itself to taxation in any jurisdiction or (iii) consent to general service of process in any such jurisdiction where it is not then so subject;

(i) upon the occurrence of any event contemplated by Section 5D(c)(v), as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(j) enter into an underwriting agreement in such form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its Subsidiaries, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the holders of Registrable Securities than those set forth in Section 5F (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section (and each of the foregoing shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder);

(k) otherwise comply with all applicable rules and regulations of the SEC and make generally available to its stockholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than the time prescribed under Regulation S-X (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effectiveness of a Registration Statement, which statements shall cover said 12-month periods; and

(l) (i) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which Common Stock is then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no Common Stock is then so listed, use its best efforts to, either (as the Company may elect) (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) secure designation of all such Registrable Securities as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 or, failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the National Association of Securities Dealers, Inc. (“NASD”).

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing; provided that such information shall be used only in connection with such registration. The Company may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information promptly after receiving such request. The Company shall permit any holder of Registrable Securities that, in its judgment, may be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of the Registration Statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included. Each holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5D(c)(ii), 5D(c)(iv) or 5D(c)(v), such holder shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by this Section 5D, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto.

5E. Registration Expenses.

(a) All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective, including all registration and filing fees, including fees with respect to filings required to be made with the NASD in connection with an underwritten offering and fees and expenses of compliance with state securities or “blue sky” laws, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of custodians, fees and expenses of counsel for the Company, fees and expenses of all independent certified public accountants referred to in Section 5D(j), underwriters’ fees and expenses (excluding discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), Securities Act liability insurance, if the Company so desires such insurance, internal expenses of the Company, the expense of any annual audit or interim review, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the fees and expenses of any Person, including special experts, retained by the Company.

(b) In connection with any Demand Registration or Incidental Registration hereunder, the Company shall reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel) chosen by the Securityholders holding at least a majority of the Registrable Securities included in such registration.

5F. Indemnification; Contribution.

(a) The Company shall, and shall cause each of its Subsidiaries to, jointly and severally, without limitation as to time, indemnify, defend and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, the partners, members, officers, directors, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the partners, members, officers, directors, agents and employees of each such controlling person and any financial or investment adviser (each, a “Covered Person”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened), costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (including expenses of investigation) (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such Covered Person or the related holder of Registrable Securities expressly for use therein or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriters within the meaning of the Securities Act to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Person failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Person to the Person asserting the claim from which such Losses arise, (ii) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and (iii) the Company has complied with its obligations under Section 5D(c). Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person. If the Public Offering pursuant to any registration statement provided for under this Section 5 is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. If the Public Offering pursuant to any registration statement provided for under this Article 5 is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and the Company agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as provided in this Section 5F with respect to the indemnification of the holders of Registrable Securities; provided that the Company shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter’s failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

(b) In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder, or an authorized officer of such holder, shall furnish to the Company in writing such information regarding such holder as the Company reasonably requests for use in connection with any Registration Statement or prospectus and agrees, severally and not jointly, to indemnify, defend and hold harmless to the full extent permitted by law, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the partners, members, directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information regarding such holder so furnished in writing by such holder to the Company expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, prospectus or form of prospectus; provided that such holder of Registrable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to the Company within a reasonable period of time prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such

Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of any holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all taxes and expenses incurred in connection therewith) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

(c) If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party or parties from which such indemnity is sought (the “Indemnifying Parties”) of the commencement of any action, suit, proceeding or investigation or written threat thereof (a “Proceeding”) with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties’ expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided that an Indemnified Party or parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (i) the Indemnifying Parties agree to pay such fees and expenses; (ii) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or parties; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or parties and the Indemnifying Parties or an Affiliate of the Indemnifying Parties or such Indemnified Parties, and there may be one or more defenses available to such Indemnified Party or parties that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party or parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, unless there exists a conflict among Indemnified Parties, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or parties. Whether or not such defense is assumed by the Indemnifying Parties, such Indemnifying Parties or Indemnified Party or parties shall not be subject to any liability for any settlement made without its or their consent (but such consent shall not be unreasonably withheld). The Indemnifying Parties shall not consent to entry of any judgment or enter into any settlement which (i) provides for other than monetary damages without the consent of the Indemnified Party or parties (which consent shall not be unreasonably withheld or delayed) or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or parties of a release, in form and substance satisfactory to the Indemnified Party or parties, from all liability in respect of such Proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

(d) If the indemnification provided for in this Section 5F is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 5F would otherwise apply by its terms, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have an obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 5F(a) or 5F(b) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5F(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5F(d). Notwithstanding the provisions of this Section 5F(d), an Indemnifying Party that is a holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5G. Rules 144 and 144A. At all times after the Company effects its first Public Offering, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any holder of Registrable Securities, make publicly available other information so long as such information is necessary to permit sales under Rule 144A), and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

5H. Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration effected pursuant hereto unless such holder (a) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

5I. No Inconsistent Agreements. The Company has not and shall not enter into any agreement with respect to the Company’s securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Section 5 or otherwise conflicts with the provisions hereof. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any Common Stock or Common Stock Equivalents. Except as provided in this Agreement, the Company shall not grant Other Registration Rights to any Persons without the prior written consent of the holders of a majority of the Registrable Securities.

5J. Additional Rights. Notwithstanding anything to the contrary in this Section 5 (including Section 5A(c) and Section 5B(b)), the Company, at its sole option, may register, or cause to be registered, 80% of (a) the Warrants (or the Common Stock issuable upon exercise thereof) and (b) 2,952 shares of Series A Preferred Stock (or the Common Stock issuable upon conversion thereof) in a Qualified Public Offering prior to and in preference of all other capital stock of the Company.

6. Preemptive Rights.

(a) The Company shall not, and shall not permit any Subsidiary of the Company to, issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any equity securities or rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, capital stock or other equity securities of the Company or of any Subsidiary of the Company (collectively, the “Preemptive Securities”) to any Securityholder or to any Affiliate of any Securityholder (provided that, for the purposes of this Section 6, neither the Company nor its Subsidiaries shall be deemed an Affiliate of any Securityholder) unless the Company shall have first offered to sell to each Securityholder (each, a “Preemptive Holder”) such Preemptive Holder’s Pro Rata Share of the Preemptive Securities, at a price and on such other terms as shall have been specified by the Company in writing delivered to each such Preemptive Holder (the “Preemptive Offer”), which Preemptive Offer shall by its terms remain open and irrevocable for a period of at least 20 days from the date it is delivered by the Company (the “Preemptive Offer Period”). Each Preemptive Holder may elect to purchase all or any portion of such Preemptive Holder’s Pro Rata Share of the Preemptive Securities as specified in the Preemptive Offer at the price and on the terms specified therein by delivering written notice of such election to the Company as soon as practical but in any event within the Preemptive Offer Period.

(b) Each Preemptive Holder’s “Pro Rata Share” of Preemptive Securities shall be determined as follows: the total number of Preemptive Securities, multiplied by a fraction (A) the numerator of which is the number of shares of Common Stock including Common Stock Equivalents on an as-converted basis (other than options issued under any stock option plan approved by the Board) then held by such Preemptive Holder, and (B) the denominator of which is the number of shares of Common Stock including Common Stock Equivalents on an as-converted (other than options issued under any stock option plan approved by the Board) then held by all Preemptive Holders (including such Preemptive Holder).

(c) Upon the expiration of the Preemptive Offer Period, the Company (or any such Subsidiary) shall be entitled to sell such Preemptive Securities which the Preemptive Holders have not elected to purchase during the 180 days following such expiration at a price no less, and on other terms and conditions not more favorable to the purchasers thereof than those offered to the Preemptive Holders. Any Preemptive Securities to be sold by the Company or any of its Subsidiaries to any Securityholder or to any Affiliate of any Securityholder after such 180-day period must be reoffered to the Preemptive Holders pursuant to the terms of this Section 6.

(d) The provisions of this Section 6 shall not apply to the following issuances of securities:

(i) securities issued to directors, employees or consultants (other than the IPC Group or any of their Affiliates) of the Company or any of its Subsidiaries pursuant to any agreement or arrangement approved by the Board;

(ii) securities issued as consideration in acquisitions or commercial borrowings or leasing;

(iii) securities issued upon conversion of Common Stock Equivalents or other convertible or exchangeable securities of the Company or any of its Subsidiaries that are outstanding on the Original Effective Date or were not issued in violation of this Section 6; and

(iv) a subdivision of shares (including any stock dividend or stock split), any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of the Company or any of its Subsidiaries.

(e) The preemptive rights granted in this Section 6 shall terminate upon the earlier to occur of the consummation of a Qualified Public Offering and a Company Sale.

(f) Nothing in this Section 6 shall be deemed to prevent IPC or any Affiliate of IPC (the “Purchasing Holder”) from purchasing for cash any Preemptive Securities without first complying with the provisions of Section 6(a); provided that in connection with such purchase, (i) the Company’s (or applicable Subsidiary’s) board of directors has determined in good faith (1) that the Company (or applicable Subsidiary) needs an immediate cash investment, (2) that no alternative financing on terms no less favorable to the Company (or applicable Subsidiary) in the aggregate than such purchase is available which is of a type that could be obtained without having to comply with Section 6(a) and (3) that the delay caused by compliance with the provisions of Section 6(a) in connection with such investment would be reasonably likely to cause severe and immediate harm to the Company (or applicable Subsidiary), (ii) the Company (or applicable Subsidiary) gives prompt notice to the other Preemptive Holders, which notice shall describe in reasonable detail the Preemptive Securities being purchased by the Purchasing Holder and the purchase price thereof and (iii) the Purchasing Holder and the Company (or applicable Subsidiary) take all steps necessary to enable the other Preemptive

Holders to effectively exercise their respective rights under Section 6(a) with respect to their purchase of a Pro Rata Share of the Preemptive Securities issued to the Purchasing Holder after such purchase by the Purchasing Holder.

7. Transactions With Affiliates. Neither the Company nor any of its Subsidiaries shall enter into any transaction with any Affiliate of the Company other than on terms and conditions not less favorable to the Company or such Subsidiary than those which would be obtained in a comparable arms’ length transaction with a Person that is not an Affiliate. This Section 7 shall not apply to (a) transactions between the Company or its Subsidiaries and Affiliates of the Company related to the transactions contemplated by the Merger Agreement, including (i) obtaining debt-financing from and paying related fees and expenses to Affiliates of IPC; and (ii) entering into, performing its obligations under and making payments as contemplated by the Advisory Services Agreement, (b) transactions between the Company or any of its Subsidiaries and any employee of the Company or any of its Subsidiaries that are approved by a majority of the Company’s directors, (c) the payment of reasonable directors’ fees (other than to the IPC Directors) and the provision of customary indemnification to directors and officers of the Company and its Subsidiaries, (d) any transaction between the Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (e) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business, (f) the Original Securityholders Agreement, the Amended and Restated Securityholders Agreement, this Agreement or any transaction contemplated thereby or hereby or any other agreement in effect on the Original Effective Date, that was entered into in connection with the merger referenced in the Amended and Restated Securityholders Agreement, to be entered into in connection with the Merger or any transaction contemplated thereby (to the extent such agreements have been disclosed to the Securityholders on or prior to the date of this Agreement), (g) the issuance of securities of the Company and its Subsidiaries (other than any issuance in violation of Section 6), and compliance with the terms of any agreement or instrument evidencing, governing or relating to such securities, and (h) transactions approved by a majority of the Company’s directors in good faith (including a majority of the disinterested directors).

8. Legend. Each certificate evidencing Securityholder Shares and each certificate issued in exchange for or upon the Transfer of any Securityholder Shares (if such shares remain Securityholder Shares after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON                     ,             , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS ON TRANSFER, AS SET FORTH IN AN SECURITYHOLDERS AGREEMENT, DATED AS OF OCTOBER     , 2009, BY AND

AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH SECURITYHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint such legend on certificates evidencing Securityholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Securityholder Shares in accordance with the definition of “Securityholder Shares” in Section 11.

9. Consent of Spouse. If a Securityholder who is a natural person is married on the date of this Agreement, such Securityholder shall obtain from his or her spouse an executed spousal consent, evidencing the spouse’s acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement in the form of Exhibit A hereto (“Consent of Spouse”) and effective on the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Securityholder’s securities that do not otherwise exist by operation of law or by agreement of the parties hereto. If a Securityholder should marry or remarry subsequent to the date of this Agreement, such Securityholder shall within thirty days thereafter obtain a Consent of Spouse from his or her new spouse.

10. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by each of the Company and the holders of at least a majority of the Securityholder Shares constituting voting stock of the Company. Notwithstanding the foregoing, (i) without the written consent of Tolworthy, the Horowitz Majority Holders, the Mezzanine Majority Holders or the FdG Majority Holders, as applicable, such Securityholder’s applicable transfer rights and restrictions, preemptive rights, rights to receive information, right to be a director and serve on any committee of the Board (or to a Board observer right) and registration rights may not be amended or modified in a manner adverse to such Securityholder, (ii) if any amendment, modification or waiver of any provision of this Agreement would materially adversely affect the rights of a Securityholder in a manner disproportionate to the other Securityholders holding the same class of Securityholder Shares, then such amendment, modification or waiver shall also require the prior written consent of such Securityholder and (iii) no amendment that would increase the obligations of any Securityholder shall be effective against such Securityholder without its prior written consent. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

11. Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them in this Section 11:

“Advisory Services Agreement” means that certain Advisory Services Agreement as of November 27, 2002 herewith by and among the Company, Vitamin Shoppe Industries Inc.

and, IPC Manager II, LLC (f/k/a Bear Stearns Merchant Manager II, LLC), as in effect (or entered into) on the date hereof, without giving effect to any amendment or modification.

“Affiliate” of any Person means any other Person, directly or indirectly controlling, controlled by or under common control with such Person and any partner, member or equityholder of such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Amended Offer Notice” has the meaning set forth in Section 3(b)(ii).

“Amended Sale Notice” has the meaning set forth in Section 3(c).

“Antares” has the meaning set forth in the preamble hereto.

“Antares Holder” means a holder of Antares Shares.

“Antares Shares” means (a) Securityholder Shares acquired by Antares, and (b) any Securityholder Shares issued with respect to the Securityholder Shares referred to in clause (a) above by way of any stock dividend, stock split or in connection with a subdivision or combination of shares, exercise, conversion, exchange, recapitalization, merger, consolidation or other reorganization. Antares Shares shall continue to be Antares Shares in the hands of any Transferee (other than the Company, any member of the Blackstone Entities, any member of the IPC Group, any Other Mezzanine Purchaser, any member of the FdG Group, any Management Holder and any Transferee in a Public Sale).

“Blackstone” has the meaning set forth in the preamble hereto.

“Blackstone Entities” means Blackstone, any of its Affiliates, and each of their respective partners, members or equityholders. For the avoidance of doubt, “Blackstone Entities” includes (a) any investment fund sponsored by any Blackstone Entity, (b) any investment fund managed by employees of a Blackstone Entity and (c) the general partner or manager of any investment fund described in clause (a) or (b) above, and (d) each of the partners, members or equityholders of any Person described in clause (a), (b) or (c) above.

“Blackstone Holder” means a holder of Blackstone Shares.

“Blackstone Holdings” has the meaning set forth in the preamble hereto.

“Blackstone Partners” has the meaning set forth in the preamble hereto.

“Blackstone Shares” means (a) Securityholder Shares acquired by a member of the Blackstone Entities, and (b) any Securityholder Shares issued with respect to the Securityholder Shares referred to in clause (a) above by way of any stock dividend, stock split or in connection with a subdivision or combination of shares, exercise, conversion, exchange, recapitalization, merger, consolidation or other reorganization. Blackstone Shares shall continue to be Blackstone Shares in the hands of any Transferee (other than the Company, Antares, any member of the IPC Group, any member of the FdG Group, any Management Holder, any other Mezzanine Holder and any Transferee in a Public Sale).

“Board” has the meaning set forth in the preamble hereto.

“Business Day” means any day except a Saturday, Sunday or a legal holiday in New York City.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

“Class A Directors” has the meaning set forth in the Certificate of Incorporation.

“Class B Directors” has the meaning set forth in the Certificate of Incorporation.

“Classified Board” means that the Board is comprised of Class A Directors and Class B Directors pursuant to the Company’s Certificate of Incorporation.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Common Stock Equivalents” means (without duplication with any Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities exercisable for or convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Company” has the meaning set forth in the preamble hereto.

“Company Sale” means the consummation of a transaction, whether in a single transaction or in a series of related transactions, with any Independent Third Party or group of Independent Third Parties pursuant to which such Person or Persons (a) acquire (whether by merger, consolidation, recapitalization, reorganization, redemption, transfer or issuance of capital stock or otherwise) capital stock of the Company (or any surviving or resulting corporation) possessing the voting power to elect a majority of the board of directors of the Company (or such surviving or resulting corporation) or (b) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries (as determined on a consolidated basis).

“Competitive Business” means any Person that, directly or indirectly, manufactures, markets or distributes (through wholesale, retail or direct marketing channels including, but not limited to, mail order and internet distribution) (a) vitamins, minerals, nutritional supplements, herbal products, sports nutrition products, bodybuilding formulas or homeopathic remedies or (b) any other product category sold by the Company which represented four percent (4%) or more of the Company’s gross revenue in the month preceding a Transfer.

“Consent of Spouse” has the meaning set forth in Section 9.

“Covered Person” has the meaning set forth in Section 5F(a).

“Demand Holder” means each of the IPC Holders, Blackstone Holders, FdG Holders and the Horowitz Group for so long as each such Person has a Demand Right under Section 5.

“Demand Registration” has the meaning set forth in Section 5A(a).

“Demand Right” has the meaning set forth in Section 5A(a).

“Directors” has the meaning set forth in Section 1(a).

“Distressed Fund” means an investment fund that invests primarily (whether through equity or debt investments) in financially-distressed companies and companies in bankruptcy.

“Effective Time” has the meaning set forth in the preamble hereto.

“Election Period” has the meaning set forth in Section 3(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Securities” has the meaning set forth in Section 3(c)(iv).

“Family” means, with respect to any Securityholder that is a natural person, such Securityholder’s spouse, descendants (whether natural or adopted), parents and siblings and any trust, family limited partnership or other similar entity established solely for the benefit of such person or such person’s spouse, descendants, parents or siblings.

“FdG” has the meaning set forth in the preamble hereto.

“FdG Group” means FdG, any of its Affiliates, and each of their respective partners, members or equityholders.

“FdG Holder” means a holder of FdG Shares.

“FdG Majority Holders” means the holders of at least a majority of the Common Stock and Common Stock Equivalents included in the FdG Shares.

“FdG Shares” means (a) Securityholder Shares acquired by a member of the FdG Group, and (b) any Securityholder Shares issued with respect to the Securityholder Shares referred to in clause (a) above by way of any stock dividend, stock split or in connection with a subdivision or combination of shares, exercise, conversion, exchange, recapitalization, merger, consolidation or other reorganization. FdG Shares shall continue to be FdG Shares in the hands of any Transferee (other than the Company, Antares, any member of the Blackstone Entities, any Other Mezzanine Purchaser, any member of the IPC Group, any Management Holder and any Transferee in a Public Sale).

“Horowitz” has the meaning set forth in the preamble hereto.

“Horowitz Employment Agreement” means the Second Amended and Restated Employment and Non Competition Agreement dated as of October 8, 2002 by and among Horowitz, IPC/VSI Acquisition, Inc. and the Company.

“Horowitz Group” means Horowitz, Helen Horowitz, Jeffrey Horowitz April 1996 GRAT and Helen Horowitz April 1996 GRAT.

“Horowitz Holder” means a holder of Horowitz Shares.

“Horowitz Majority Holders” means the holders of at least a majority of the Common Stock and Common Stock Equivalents included in the Horowitz Shares.

“Horowitz Shares” means Securityholder Shares held by a member of the Horowitz Group.

“Incidental Registration” has the meaning set forth in Section 5B.

“Indemnified Party” has the meaning set forth in Section 5F(c) .

“Indemnifying Parties” has the meaning set forth in Section 5F(c).

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company’s Common Stock on a fully-diluted basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner or such other Persons.

“IPC” has the meaning set forth in the preamble hereto.

“IPC Directors” has the meaning set forth in Section 1(a).

“IPC Group” means, collectively, (a) IPC, (b) Irving Place Capital Management, L.P., a Delaware limited partnership, and any successor-in-interest thereto (c) JDH Management LLC, a Delaware limited liability company, and any successor-in-interest thereto, (d) IPC AIV GP III Ltd., a Cayman Islands exempted company, (e) any investment partnership or investment entity that is controlled, managed or advised, directly or indirectly, by one or more of the Persons described in clauses (b), (c) and (d) above, (f) any investment partnership initially formed for the benefit of employees of The Bear Stearns Companies Inc. and its subsidiaries that co-invested in some or all of the investments made by one or more of the Persons described in clause (e) above, (g) any entity that has an economic interest in, or provides advisory, management, consulting, administrative or other services to, any of the Persons described in clause (e) and (f) above or to any Person controlled by IPC (other than the Company or any Person controlled by the Company and is controlled, directly or indirectly, by one or more of the Persons described in clauses (a), (b) and (c) above and (h) each of the partners, members or equityholders of any Person described in clauses (b), (c), (d), (e), (f) or (g) above.

“IPC Holder” means a holder of IPC Shares.

“IPC Majority Holders” means the holders of at least a majority of the Common Stock and Common Stock Equivalents included in the IPC Shares.

“IPC Requesting Holders” means the IPC Majority Holders requesting registration of Registrable Securities pursuant to Section 5A(a).

“IPC Shares” means (a) Securityholder Shares acquired by a member of the IPC Group, and (b) any Securityholder Shares issued with respect to the Securityholder Shares referred to in clause (a) above by way of any stock dividend, stock split or in connection with a subdivision or combination of shares, exercise, conversion, exchange, recapitalization, merger, consolidation or other reorganization. IPC Shares shall continue to be IPC Shares in the hands of any Transferee (other than the Company or any Transferee in a Public Sale).

“Law” means any federal, state, local or foreign law, rule, or regulation.

“Losses” has the meaning set forth in Section 5F(a).

“Management Exempt Transfer” has the meaning set forth in Section 3(a)(i).

“Management Holders” has the meaning set forth in the preamble hereto.

“Management Shares” means Securityholder Shares held by Management Holders and their Permitted Transferees.

“Merger” has the meaning set forth in the preamble hereto.

“Merger Agreement” means that certain Merger Agreement, dated as of October 8, 2002, by and among the Company, BSMB/VSI Acquisition, Inc., Vitamin Shoppe Industries Inc. and the other parties thereto, as amended prior to the effective time of such merger.

“Mezzanine Holders” means the Blackstone Holders and the Other Mezzanine Holders.

“Mezzanine Majority Holders” means the holders of at least a majority of the Common Stock and Common Stock Equivalents included in the Mezzanine Shares.

“Mezzanine Shares” means the Blackstone Shares and the Other Mezzanine Purchaser Shares.

“NASD” has the meaning set forth in Section 5D(l).

“Offer Notice” has the meaning set forth in Section 3(b).

“Offerees” has the meaning set forth in Section 3(b).

“Original Cost” means (a) with respect to the Series A Preferred Stock, $1,000.00 per share, and (b) with respect to the Common Stock, $10.00 per share, as adjusted to reflect any stock split, stock dividend or any other subdivision or combination of shares effected with respect to the Common Stock on or after the date of this Agreement.

“Other Holders” has the meaning set forth in the preamble hereto.

“Other Mezzanine Holder” means a holder of Other Mezzanine Purchaser Shares.

“Other Mezzanine Purchaser” has the meaning set forth in the preamble.

“Other Mezzanine Purchaser Shares” means (a) Securityholder Shares acquired by a Mezzanine Holder, and (b) any Securityholder Shares issued with respect to the Securityholder Shares referred to in clause (a) above by way of any stock dividend, stock split or in connection with a subdivision or combination of shares, exercise, conversion, exchange, recapitalization, merger, consolidation or other reorganization. Other Mezzanine Purchaser Shares shall continue to be Other Mezzanine Purchaser Shares in the hands of any Transferee (other than the Company, Antares, any member of the IPC Group, any member of the FdG Group, any Management Holder and any Transferee in a Public Sale).

“Other Registration Rights” has the meaning set forth in Section 5A(a).

“Other Requesting Holders” means the Mezzanine Majority Holders, the FdG Majority Holders or the Horowitz Majority Holders, as the case may be, requesting registration of Registrable Securities pursuant to Section 5A(a).

“Participation Securityholders” has the meaning set forth in Section 3(c).

“Permitted Transferee” has the meaning set forth in Section 3(d).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity and a governmental entity or any department, agency or political subdivision thereof.

“Preemptive Holder” has the meaning set forth in Section 6.

“Preemptive Offer” has the meaning set forth in Section 6.

“Preemptive Offer Period” has the meaning set forth in Section 6.

“Preemptive Securities” has the meaning set forth in Section 6.

“Preferred Stock Sale” means a Transfer of all of the issued and outstanding shares of Series A Preferred Stock to any Person (other than to the Company or a related person of the Company as defined by Section 351(g)(3)(B) of the Internal Revenue Code of 1986, as amended or to the IPC Group or any of its Affiliates).

“Priority Right” has the meaning set forth in Section 5A(c).

“Pro Rata Share” has the meaning set forth in Section 6.

“Proceeding” has the meaning set forth in Section 5F(c).

“Public Offering” means any offering by the Company of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

“Public Sale” means any sale of Securityholder Shares pursuant to a Public Offering or a Rule 144 Sale.

“Purchasing Holder” has the meaning set forth in Section 6(f).

“Qualified Public Offering” means an underwritten Public Offering of shares of Common Stock which results in aggregate gross proceeds to the Company and any selling stockholders of more than $80,000,000.

“Registrable Securities” means for any Securityholder (a) any shares of Common Stock held by such Securityholder and (b) any shares of Common Stock issued or issuable upon the exercise, conversion or exchange of all Common Stock Equivalents held by such Securityholder. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (i) Transferred in a Public Sale or (ii) otherwise Transferred and new certificates for them not bearing the legend set forth in Section 8 shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or such state securities or blue sky laws then in force. Notwithstanding the foregoing, the Company shall not be required to register any securities other than shares of its Common Stock.

“Registration Notice” has the meaning set forth in Section 5A(a).

“Registration Request” has the meaning set forth in Section 5A(a).

“Registration Statement” means any registration statement of the Company filed with the SEC pursuant to the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any similar or successor form), including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requesting Holder” means the IPC Requesting Holders or an Other Requesting Holder, as applicable.

“Rule 144 Sale” means a sale of Securityholder Shares to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 (other than Rule 144 prior to a Public Offering) adopted under the Securities Act (or any successor rule or regulation).

“Sale Notice” has the meaning set forth in Section 3(c).

“Schedule of Current Investors” has the meaning set forth in Section 2.

“Schedule of Original Investors” has the meaning set forth in the preamble hereto.

“SEC” means the United States Securities and Exchange Commission.

“Section 3(c) Transferring Securityholder” has the meaning set forth in Section 3(c).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securityholder” has the meaning set forth in the preamble hereto.

“Securityholder Shares” means (a) any capital stock of the Company (including without limitation any Series A Preferred Stock or Common Stock) purchased or otherwise acquired by any Securityholder, and (b) any securities of the Company or any of its Subsidiaries directly or indirectly exercisable, convertible or exchangeable for, any of the securities described in clause (a) above; provided that the term “Securityholder Shares” shall not include options to acquire Common Stock issued pursuant to the Company’s stock option plan. As to any particular shares constituting Securityholder Shares, such shares shall cease to be Securityholder Shares when they have been acquired by the Company or sold pursuant to a Public Sale.

“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.01 per share.

“Sub Board” has the meaning set forth in Section 1(a).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Tolworthy” has the meaning set forth in the preamble hereto.

“Tolworthy Employment Agreement” means the Fourth Amended and Restated Employment and Noncompetition Agreement dated as of September 4 2009, by and among Tolworthy, Parent, Holdings and Vitamin Shoppe Industries, Inc., as amended.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) including any derivative transaction that has the effect of changing materially the economic benefits and risks of ownership (and “Transferee,” “Transferor” and any other derivation thereof shall have correlative meanings).

“Transferring Holder” has the meaning set forth in Section 3(b).

“Warrants” has the meaning set forth in the preamble hereto.

12. Information Rights. The Company shall afford each Securityholder reasonable access to its books of account, financial and other records, employees and auditors to the extent such access (i) is necessary to permit such Securityholder to determine any matter relating to its rights and obligations in connection with any audit, investigation, dispute or litigation or (ii) relates to any other reasonable business purpose; provided that any such access by such Securityholder shall not unreasonably interfere with the conduct of the business of the Company or any of its Subsidiaries. The preceding sentence is subject to the right of the Company to refuse to disclose or make available any information which the Company identifies to be proprietary or confidential.

13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

15. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securityholder Shares and the respective permitted successors and assigns of each of them, so long as they hold Securityholder Shares; provided that Section 5F shall continue to apply with respect to any of the Securityholder Shares that were sold, assigned or transferred pursuant to the registration rights granted under Section 5.

16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

17. Remedies. The Company and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.

The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Securityholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

18. Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement shall automatically terminate and be of no further force and effect immediately after the consummation of a Company Sale, except that the provisions of Sections 5F, 10, 14, 15, 17, 19, 20 and 21 shall survive the consummation of a Company Sale if a Demand Registration or Incidental Registration has occurred prior to such Company Sale.

19. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or sent via facsimile or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Securityholder Shares subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, when sent via facsimile (as evidenced by a printed confirmation) if sent prior to 5:00 p.m. (local time of recipient) on a Business Day or, if not, the next succeeding Business Day), three Business Days after deposit in the U.S. mail and one Business Day after deposit with a reputable overnight courier service. The Company’s address is:

VS Holdings, Inc.

c/o Vitamin Shoppe Industries, Inc.

2101 91st Street

North Bergen, NJ 07047

Attention: James M. Sander

Fax: 201-868-0727

With copies, which shall not constitute notice, to:

Irving Place Capital

277 Park Avenue

New York, New York 10172

Attention: Richard L. Perkal and Douglas R. Korn

Fax: 212-551-4542

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Michael T. Edsall, Esq.

Tel.: 212-446-4928

Fax:  212-446-6460

20. Governing Law; Jurisdiction. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in New York, New York over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any such party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

21. Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

22. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day.

23. Descriptive Headings; Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word “including” shall mean including without limitation.

24. Rights of Securityholders. This Agreement affects the Securityholders only in their capacities as stockholders of the Company, or for purposes of Section 1, as a stockholder, director, member of a board or committee thereof, officer of the Company or otherwise.

[END OF PAGE]

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Securityholders Agreement on the day and year first above written.

VITAMIN SHOPPE, Inc.

By:	/s/ James M. Sander
	Name:	James M. Sander
	Title:	Vice President, General Counsel and Corporate Secretary

IPC/VITAMIN, LLC

By:	IPC Manager II, LLC,
its Manager

By:	JDH Management LLC,
its Manager

By:	/s/ John D. Howard
	Name:	John D. Howard
	Title:	Sole Member

EXHIBIT A

CONSENT OF SPOUSE

I,                                         , spouse of                             , acknowledge that I have read the Securityholders Agreement, dated as of [                    ], 2009 to which this Consent is attached as Exhibit A (the “Agreement”) and that I know the contents of the Agreement. I am aware its provisions provide that certain rights are granted to certain other holders of capital stock of the Company upon the sale or other disposition of shares of Common Stock and Series A Preferred Stock of the Company (or any other capital stock of the Company) which my spouse owns including any interest I might have therein.

I hereby agree that my interest, if any, in the Common Stock and Series A Preferred Stock (or any other capital stock of the Company) owned by my spouse subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Common Stock and Series A Preferred Stock (or any other capital stock of the Company) owned by my spouse shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the              day of                     , 2009.

(Signature)

(Print Name)

A-1